Exhibit 99.1

Spire Global Announces Strong First Quarter 2023 Results

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Record quarterly revenue of $24.2M; 34% year-over-year (YOY) increase
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Increased GAAP gross margins to 57%; 11 pt YOY improvement
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Narrowed GAAP operating loss to ($14.5M); 28% YOY improvement
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Lowered Non-GAAP operating loss1 to ($9.8M); 24% YOY improvement
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Maintaining full year guidance and timeline to positive free cash flow

VIENNA, VA (May 10, 2023) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”) a leading provider of space-based data, analytics and space services, today announced results for its quarter ended March 31, 2023. The Company will hold a webcast at 5:00 pm ET today to discuss the results.

“Coming off strong 2022 results, Spire has started 2023 with record results on the top and bottom line as we posted the strongest revenue and operating loss since becoming public,” said Peter Platzer, Spire’s CEO. “As we continue on our journey to profitability, our amazingly talented and reliable team has continued to weather the extremely challenging macroeconomic environment and deliver results that showcase the strength of our leveraged business model.”

“With revenue, loss from operations and adjusted EBITDA all improving sequentially quarter-over-quarter and year-over-year, Spire is continuing to make strong progress towards profitability and positive free cash flow in the next 10 to 16 months,” said Thomas Krywe, Spire’s CFO. “First quarter results exceeded our expectations and positioned Spire well to deliver on our full year financial forecasts. We remain focused on execution, delivering customer success and improving margins with scale and leverage.”

First Quarter 2023 Highlights

Financial:

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First quarter 2023 revenue increased 34% year-over-year to a record $24.2 million, which exceeded our expectations. Revenue growth was driven by new customer additions as well as increased adoption by existing customers.
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As of March 31, 2023, we surpassed $100 million of annual recurring revenue (ARR) by reaching $104.8 million, an increase of 28% from our ARR as of March 31, 2022.
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Spire ended the quarter with 781 ARR solution customers under contract, a net increase of 48 customers from December 31, 2022, which exceeded our expectations. ARR net retention rate for first quarter 2023 was 108%, up from 106% in the same quarter a year ago. We believe both of these positive results are confirmation of our continued success on our land and expand strategy.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

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First quarter GAAP gross margin increased 11 points year-over-year and 5 points quarter-over-quarter to 57%. The gross margin improvement demonstrates our success in leveraging headcount and infrastructure costs across our 4 solutions.
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First quarter GAAP operating loss was $14.5 million, an improvement of $5.5 million year-over-year. Non-GAAP operating loss1 was $9.8 million, a $3.0 million improvement year-over-year and better than our expectations as we continued to execute on our path to profitability.

Business:

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During the quarter, Spire was awarded a contract extension by the National Reconnaissance Office (NRO) for commercial radio frequency remote sensing. The agency will continue to use Spire’s data to evaluate how commercial radio frequency will be integrated into its overhead architecture. The contract demonstrates the agency’s commitment to expand the acquisition and integration of commercial space-based data for situational awareness and to address new intelligence challenges. Two options were exercised, extending the performance period through March 1, 2025.
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Spire recently announced a deal with Enqlare, who is using Spire satellite data to offer up-to-date vessel information and AIS positions to support freight buyers, port agents, ship owners and charterers with business planning and faster document creation. This data enables clients to unlock time savings using automated document generation and reduce laytime processing by up to 40 minutes. Enqlare is part of over 1,000 small and medium enterprise and start-up companies in the maritime space, a number that has been growing steadily in the double digits as the maritime industry is embarking on a digital transformation journey.
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Spire recently announced a long-term agreement with ch-aviation to supply global flight analytics and insights that will enhance its airline intelligence database. The agreement includes access to Spire’s daily Flight Report, which aggregates hundreds of millions of satellite and terrestrial ADS-B positions to provide actionable flight, aircraft and airline data. Spire's Flight Report detects both scheduled and unscheduled flights occurring in near real-time across the globe, including in remote regions where it is not possible to track flights with terrestrial data services and traditional radar and radio systems.
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During the quarter, Spire signed deals with multiple new customers that are using Spire’s data for marine domain awareness. The global maritime surveillance market is valued at approximately $20 billion and is expected to grow to approximately $40 billion by 2026. Additionally, Spire signed deals during the quarter for maritime data that is being utilized by new customers in the broader ecosystem, including trading firms, utility firms, and data intelligence firms with clients that include investors, operators, and government agencies. We are encouraged by the continued broad-based demand spanning younger, growing companies taking advantage of the maritime digitalization trend to established Fortune 100 companies.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

Financial Outlook

Spire is providing the following guidance for the second quarter and the full year ending December 31, 2023:

The non-U.S. generally accepted accounting principles (“GAAP”) operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its first quarter 2022 and 2023 results, as well as its outlook for such measures for the second quarter and full year 2023.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss, EBITDA, Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit, launch failure and decommissioning. Spire excludes loss on satellite deorbit, launch failure and decommissioning because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liability. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Other income (expense), net. Spire excludes other income (expense), net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally one time in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Loss on extinguishment of debt. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange gain/loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other unusual and infrequent costs. Spire excludes these as they are unusual items that do not reflect the ongoing operational results of its business. Examples of these types of expenses include accounting, legal and other professional fees associated with the preparation and filing of Spire’s September 2022 Form S-3 shelf registration statement and “at-the-market” offering prospectus supplement, and the December 2022 warrant exchange.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash used in operating activities reduced by purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit and launch failure, change in fair value of warrant liabilities, change in fair value of contingent earned liability, other (expense) income, net, stock-based compensation, loss on extinguishment of debt, foreign exchange gain/loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual and infrequent costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contracts with us at the end of the reporting period with a binding and renewable agreement for our subscription solutions, or customers that are under a binding multi-year contract that can range from components of our Space Services solution to a project-based customer solution. Customers with project-based contracts are considered recurring when there is a multi-year binding agreement that has a renewable component in the contract. Customers are also considered recurring when they have multiple contracts over multiple years. Customer contracts for data trials and one-time transactions are excluded from the calculation of ARR.

ARR Customers. We define an ARR Customer as an entity that has a contract with us or through our reseller partners contracts, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer. All entities that have contracts for data trials and one-time transactions are excluded from the calculation of ARR Customers.

ARR Solution Customers. We define an ARR Solution Customer similarly to an ARR Customer, but we count every solution the customer has with us separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers in each year as some customers contract with us for multiple solutions. Our multiple solutions customers are those that are under contract for at least two of our solutions: Maritime, Aviation, Weather, and Space Services. All entities that have contracts for data trials and one-time transactions are excluded from the calculation of ARR Solution Customers.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at https://ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the related conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “GAAP to Non-GAAP Reconciliations – Q2 2023 and Full Year 2023 Financial Outlook” section of the tables below, statements regarding continued growth, statements regarding Spire’s expected timing to generate positive cash flow, statements regarding increasing its ARR, statements regarding profitability, and statements regarding the benefits of its solutions to its customers and generally, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service, the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in reports Spire has filed with the Securities and Exchange Commission, including Spire’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has eight offices across the U.S., Canada, UK, Luxembourg and Singapore. To learn more, visit www.spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)	Three Months Ended March 31, 2023	2022
Revenue	$ 24,168	$ 18,070
Cost of revenue	10,360	9,846
Gross profit	13,808	8,224
Operating expenses:		
Research and development	9,663	8,657
Sales and marketing	6,850	6,905
General and administrative	11,770	12,684
Total operating expenses	28,283	28,246
Loss from operations	(14,475)	(20,022)
Other income (expense):		
Interest income	565	14
Interest expense	(4,578)	(3,043)
Change in fair value of contingent earnout liability	76	6,883
Change in fair value of warrant liabilities	746	5,835
Foreign exchange	1,024	(935)
Other expense, net	(762)	(234)
Total other (expense) income, net	(2,929)	8,520
Loss before income taxes	(17,404)	(11,502)
Income tax provision	269	290
Net loss	$ (17,673)	$ (11,792)
Basic and diluted net loss per share	$ (0.12)	$ (0.08)
Weighted-average shares used in computing basic and diluted net loss per share	144,770,908	139,879,423

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

GAAP to Non-GAAP Reconciliations

(Unaudited)

GAAP to Non-GAAP Reconciliations – Q2 2023 and Full Year 2023 Financial Outlook

(Unaudited)

(In thousands, except for share and per share amounts)	FY 2023 Ranges			
		Low		High
Revenue		104,000		109,000
		Low		**High**
Loss from operations (GAAP)	$	(51,250)	$	(46,250)
Adjustments:				
Exclude stock-based compensation		12,078		12,078
Exclude merger and acquisition related expenses		1,015		1,015
Exclude amortization of purchased intangibles		3,475		3,475
Exclude other acquisition accounting amortization		682		682
Loss from operations (Non-GAAP)	$	(34,000)	$	(29,000)
		Low		**High**
Net loss per share (GAAP)	$	(0.47)	$	(0.44)
Adjustments:				
Exclude stock-based compensation	$	0.08	$	0.08
Exclude merger and acquisition related expenses	$	0.01	$	0.01
Exclude purch intangibles and other acq acctg amortization	$	0.03	$	0.03
Exclude change in fair value of contingent earnout liability	$	-	$	-
Exclude change in fair value of warrant liabilities	$	(0.01)	$	(0.01)
Exclude gain on foreign exchange	$	(0.01)	$	(0.01)
Exclude other expense, net	$	0.01	$	0.01
Net loss per share (Non-GAAP)	$	(0.36)	$	(0.33)
Weighted-average shares used in computing basic and diluted net loss per share		148,407,692		148,407,692
		Low		**High**
Net loss (GAAP)	$	(69,585)	$	(64,585)
Depreciation and amortization		18,436		18,436
Net Interest		18,006		18,006
Taxes		852		852
EBITDA	$	(32,291)	$	(27,291)
Change in fair value of contingent earnout liability	$	(76)	$	(76)
Change in fair value of warrant liabilities		(746)		(746)
Foreign exchange		(1,024)		(1,024)
Other expense, net		1,362		1,362
Stock-based compensation		12,078		12,078
Mergers and acquisition related expenses		1,015		1,015
Other acquisition accounting amortization		682		682
Adjusted EBITDA	$	(19,000)	$	(14,000)

For Media:

Kristina Spychalski

Director of Communications

Kristina.Spychalski@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com